Exhibit 4.10

SIXTH SUPPLEMENTAL INDENTURE

Dated as of June 21, 2017

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,

as Issuer

THE GUARANTORS PARTY HERETO,

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of June 21, 2017, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee entered into that certain Indenture dated as of August 8, 2013 (the “Original Indenture” and as supplemented to date, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein, and that certain First Supplemental Indenture dated as of August 8, 2013 (the “First Supplemental Indenture”), which provides for the issuance of $250,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2023 (the “2023 Notes”);

WHEREAS, the Company, certain Guarantors and the Trustee entered into that certain Second Supplemental Indenture dated as of November 3, 2016 (the “Second Supplemental Indenture”), which provides for certain amendments to the Original Indenture and the First Supplemental Indenture, including amendments to, among other things, provides for the issuance of Guarantees from time to time by the Guarantors party to the Indenture, and that certain Third Supplemental Indenture dated as of November 3, 2016 (the “Third Supplemental Indenture”), which provides for the issuance of $750,000,000 aggregate principal amount of the Company’s 3.450% Senior Notes due 2026 (the “2026 Notes” and together with the 2023 Notes, the “Notes”), and that certain Fourth Supplemental Indenture dated as of February 9, 2017 (the “Fourth Supplemental Indenture”), which provides for the inclusion of Workhorse Rail, LLC as a Guarantor with respect to the Notes, and that certain Fifth Supplemental Indenture dated as of April 28, 2017 (the “Fifth Supplemental Indenture”), which provides for the inclusion of Aero Transportation Products, Inc. and Thermal Transfer Corporation as Guarantors with respect to the Notes;

WHEREAS, Section 9.1(d) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to provide any guarantees of the Company’s Securities, and Section 9.1(m) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to make any change to the Indenture that does not adversely affect the rights of any holder of any of its outstanding Securities in any material respect;

WHEREAS, the Company and the Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to cause Thermal Transfer Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “Guaranteeing Subsidiary”), to provide a Guarantee with respect to the Notes and to become a Guarantor with the same effect and to the same extent as if the Guaranteeing Subsidiary had been named in the Indenture as a Guarantor;

WHEREAS, this Supplemental Indenture shall not result in a material modification of the Notes for purposes of compliance with the Foreign Accounts Tax Compliance Act; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings given them in the Indenture; and

(b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

ARTICLE 2

GUARANTEE ISSUED BY THE GUARANTEEING SUBSIDIARY

Section 2.01. Agreement to Guarantee.

The Guaranteeing Subsidiary hereby provides a Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article IX-A thereof. From and after the date hereof, the Guaranteeing Subsidiary shall be a Guarantor for all purposes under the Indenture and the Notes.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Recitals by Company.

The recitals in this Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

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Section 3.02. Application to the Notes Only.

Each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes and not to any future series of Securities established under the Indenture.

Section 3.03. Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of Securities, the Company, the Guarantors and the Trustee any right or interest to avail itself of any benefit under any provision of the Indenture, the Notes or this Supplemental Indenture.

Section 3.04. Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 3.05. Ratification.

As supplemented hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 3.06. Separability

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07. Counterparts

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 3.08. GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE

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STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Executive Vice President and Chief Financial Officer

[Company Signature Page to Sixth Supplemental Indenture]

Barber Steel Foundry Corp.

Durox Company

G&B Specialties, Inc.

Longwood Elastomers, Inc.

Longwood Industries, Inc.

Longwood International, Inc.

MotivePower, Inc.

Railroad Friction Products Corporation

Ricon Corp.

Schaeffer Equipment, Inc.

Standard Car Truck Company

TransTech of South Carolina, Inc.

Turbonetics Holdings, Inc.

WABTEC International, Inc.

WABTEC Railway Electronics, Inc.

WABTEC Railway Electronics Manufacturing, Inc.

Xorail, Inc.

Young Touchstone Company

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Vice President, Finance of each of the above

RCL, L.L.C. Aero Transportation Products, Inc. Thermal Transfer Acquisition Corporation

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Vice President and Treasurer

[Guarantors Signature Pages to Sixth Supplemental Indenture]

Railroad Controls, L.P.
By: RCL, L.L.C., its General Partner

By:	/s/ Patrick D. Dugan
	Name:	Patrick D. Dugan
	Title:	Vice President and Treasurer

Workhorse Rail, LLC

By:	/s/ Keith P. Hildum
	Name:	Keith P. Hildum
	Title:	Vice President and Treasurer

[Guarantors Signature Pages to Sixth Supplemental Indenture]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Raymond Delli Colli
	Name:	Raymond Delli Colli
	Title:	Vice President

[Trustee Signature Page to Sixth Supplemental Indenture]